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                                                                   EXHIBIT 23.03

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 28, 1998 (except for Note 9, as to which the date is February 28, 1998), with respect to the financial statements of GenQuest, Inc. included in the Registration Statement on Form S-4 and related Prospectus of Corixa Corporation for the registration of shares of its common stock.

                                          ERNST & YOUNG LLP

Seattle, Washington
December 22, 1998